UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry a Material Definitive Agreement

In June, 2017, the Company’s wholly owned subsidiary, Antigen Express, Inc. (“Antigen”) entered into a Clinical Trial Collaboration and Supply Agreement (the “Collaboration Agreement”) with Merck Sharpe & Dohme B.V. (“Merck”). The Collaboration Agreement provides for Phase I clinical trial to evaluate the pharmacokinetics, pharmacodynamics and preliminary efficacy of administering Merck’s Keytruda® (pembrolizumab) in combination with Antigen’s AE37 cancer vaccine in patients with triple negative breast cancer.

The Collaboration Agreement provides for Antigen to sponsor the study and to make the regulatory filings for approval of the trial. Merck will supply Antigen with Keytruda® for the trial. Antigen will provide its AE37 cancer vaccine and will generally be responsible for the costs of the trial.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: July 31, 2017	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description
10.1	Clinical Trial Collaboration and Supply Agreement between Merck Sharp & Dohme B.V. and Antigen Express, Inc.
99.1	Press Release dated July 31, 2107

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